UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 2, 2007

ENERGY CONVERSION DEVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8403	38-1749884
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2956 Waterview Drive, Rochester Hills, MI		48309
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		(248) 293-0440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2007, Energy Conversion Devices, Inc. (the "Company") granted 8,352 restricted shares of common stock to James R. Metzger, Interim President and Chief Operating Officer, and 5,000 restricted shares of common stock to Sanjeev Kumar, Vice President and Chief Financial Officer. The restricted shares, granted under the Company's 2006 Stock Incentive Plan, will vest in three years.

On May 2, 2007, in honor of the late Dr. Iris M. Ovshinsky's contributions to the growth and success of the Company, which she co-founded, the Company extended by one year the expiration of the outstanding stock options granted to Dr. Ovshinsky under the Company's 2000 Non-Qualified Stock Option Plan and a 1993 stock option agreement. The options, which would have expired on August 16, 2007, the first anniversary of her death, will now expire on August 16, 2008.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Form of Stock Option Agreement. Filed as Exhibit 99.2 to the Company's Registration Statement on Form S-8, filed on April 12, 2007, and incorporated herein by reference.

10.2	Form of Restricted Stock Award Agreement. Filed as Exhibit 99.3 to the Company's Registration Statement on Form S-8, filed on April 12, 2007, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By: /s/ Sanjeev Kumar
Sanjeev Kumar
Vice President and Chief Financial Officer

Date: May 8, 2007

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